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                          CERTIFICATE OF INCORPORATION
                                       OF
                             WORLD CYBERLINKS CORP.

                Under Section 402 of the Business Corporation Law

         The Undersigned, for the purpose of forming a corporation pursuant to the Business Corporation Law of the State, of New York, does hereby certify and set forth:

         FIRST. The name of the corporation is:

                             WORLD CYBERLINKS CORP.

         SECOND: The purposes for which the corporation is formed are as follows: To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. provided that the corporation is not formed to engage, in any act or activity which requires the consent or approval of any State official, department, board, agency or other body, without such consent, approval first being obtained.

         For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise, all of the powers conferred by the Business Corporation Law of the State of New York upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.





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         THIRD: The office of the corporation within the State of New York shall be Located in the County of Suffolk.

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is: Two Hundred (200), all of which shall be without par value.

         FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it maybe served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                135 Midway Street
                             Babylon, New York 11701

         IN WITNESS WHEREOF, this Certificate of Incorporation has been signed this 2nd day of August. 1995, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.




/s/ Fred Larison
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Fred Larison
307 Hamilton Street
Albany, New York 12210